This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of January 1, 2005 and is by and between The Phillip Lee Bonnell 2004 Trust dated July 31, 2004 ("Seller"), and Waldrop Enterprises, Inc., a California corporation ("Purchaser").
RECITALS

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller certain shares of the Common Stock of Netword Publishing, Inc., a California corporation ("Company"), on the terms and conditions set forth in this Agreement.

WHEREAS, in further consideration of and concurrently with the execution of this Agreement, Seller and Purchaser have entered into (i) an Exclusive License Agreement dated as of January 1, 2005 (with Company as an additional party), a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference (the "License Agreement"), and a Shareholders Agreement dated as of January 1, 2005, a copy of which is attached hereto as Exhibit "B" and incorporated herein by this reference (the "Shareholders Agreement") (together with a Secured Promissory Note dated as of January 1, 2005 in the amount of $89,520.32 executed by Purchaser in favor of Company [the "Shareholders Agreement Note"]), and Company and Phil Bonnell have entered into an Employment Agreement dated as of January 1, 2005, a copy of which is attached hereto as Exhibit "C" and incorporated herein by this reference (the "Employment Agreement").

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1
Agreement to Purchase and Sell Shares of Common Stock

1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions of this Agreement, and effective as of January 1, 2005, Seller hereby agrees to sell to Purchaser at the Closing (as defined below), and Purchaser hereby agrees to purchase from Seller at the Closing, 3,990 shares of Common Stock of the Company (the "Shares") for the purchase price of $460,000.00.

1.2 Purchase Price; Document Deliveries. In consideration of the sale to Purchaser of the Shares, Purchaser shall have executed and delivered the following to Seller before the Closing, and fully and timely comply with the terms and conditions thereof: (i) a cash down payment of $8,893.09; (ii) the Secured Promissory Note in the form of Exhibit "D" attached hereto and incorporated herein by this reference for the remaining principal balance plus interest at 6% per annum payable in equal monthly installments of principal and interest of $8,893.09 commencing on February 5, 2005 and ending on December 5, 2009; (iii) the Stock Pledge Agreement in the form of Exhibit "E" attached hereto and incorporated herein by this reference, securing Purchaser's obligations hereunder, under the Shareholders Agreement, under the Shareholders Agreement Note, and under the License Agreement; (iv) the Shareholders Agreement and the Shareholders Agreement Note; (v) the License Agreement; (vi) Stock Certificate No. 6 issued to Purchaser in the amount of 3,990 shares of the Company together with the stock powers required under the Stock Pledge Agreement; and (vii) such other agreements and documents as Seller may reasonably request. This Agreement and the promissory notes, agreements and other documents referenced in this section 1.2(i) through (vii) and within those documents themselves shall collectively be referred to herein as the "Transaction Documents."

Section 2
Closing

2.1 Closing. The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held on a date in January 2005 and at a time and place mutually agreed upon by Seller and Purchaser.

Section 3
Representations and Warranties of the Seller

Seller hereby represents and warrants to the Purchaser as follows:

3.1 Company Financial Statement. A copy of a balance sheet pertaining to the Company dated December 31, 2004 (together with a profit and loss statement), prepared by the Company's accountant, Donald C. Collie, CPA, will be provided to Purchaser (Attn: Will Waldrop) on or before February 28, 2005 (the "Financial Statement"), accompanied by Seller's representation to its actual current knowledge that the assets and liabilities set forth on the balance sheet of the Financial Statement are substantially true and correct as of December 31, 2004 (except as may otherwise be disclosed by Seller to Purchaser in writing).

3.2 Shares. Immediately prior to the transactions contemplated hereunder and under the Shareholders Agreement, Seller is the owner of the Shares, beneficially and of record, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions other than under applicable federal and state corporation and securities laws. In connection with that certain judgment of dissolution entered by the Orange County Superior Court on July 20, 2004, Section 3.1.1 of the Marital Settlement Agreement attached thereto between Phil Bonnell and his former spouse, Janet D. Bonnell, provides for Mr. Bonnell's receipt of all right, title and interest in the shares of Company (including the Shares). On July 31, 2004, Mr. Bonnell contributed such shares (including the Shares) to the Bonnell Trust.

3.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, its properties or assets, the effect of which would have a material adverse effect on Seller or materially impair or restrict Seller's power to perform its obligations as contemplated under the above-referenced instruments.

3.4 Authority. Seller has the full power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms. The execution and delivery by Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of an encumbrance on any of the properties or assets of Seller pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which its properties or assets are bound. No material approval, authorization, consent or other order or action of or filing with any person, entity or court, administrative agency or other governmental body in the United States of America is required for the execution and delivery by Seller of the Transaction Documents to which it is a party or the consummation by Seller of the transactions contemplated hereby or thereby.

3.5 Litigation. Except as may be disclosed on a schedule to this Agreement signed by both parties, to Seller's actual current knowledge, Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator that materially affects the operation of Company.

3.6 Accuracy. To Seller's actual current knowledge, the disclosures of Seller in this Agreement and in any schedule attached hereto are complete and accurate in all material respects, and they do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

3.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

 Section 4
Representations and Warranties Of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2 Authority. Purchaser has the full corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Purchaser to authorize such execution, delivery and consummation have been duly and properly taken. The Transaction Documents have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms. The execution and delivery by Purchaser of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of an encumbrance on any of the properties or assets of Purchaser pursuant to, the corporate charter or by-laws of Purchaser or any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party or by which its properties or assets are bound. No material approval, authorization, consent or other order or action of or filing with any person, entity or court, administrative agency or other governmental body in the United States of America is required for the execution and delivery by Purchaser of the Transaction Documents or the consummation by Purchaser of the transactions contemplated hereby or thereby.

4.3 No Legal Proceedings. Except as may be disclosed on a schedule to this Agreement signed by both parties, there is no action, suit, investigation, order, judgment or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that, individually or when aggregated with one or more other actions, suits, orders, judgments or proceedings, has or might reasonably be expected to have a material adverse effect on Purchaser's ability to perform any of its obligations hereunder or under any of the Transaction Documents.

4.4 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

4.5 Accuracy. To Purchaser's current actual knowledge, the disclosures made in this Agreement and any schedules attached hereto are complete and accurate in all material respects, and such disclosures do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

4.6 Investment. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations and warranties contained herein. Nothing contained in this Section 4.6 shall limit in any respect the Company's representations and warranties contained in this Agreement or any other written instrument delivered by the Company to the Purchaser hereunder or thereunder.

4.7 Disclosure of Information. Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by Purchaser under this Agreement.

4.8 Investment Experience. Purchaser understands that the purchase of the Shares involves substantial risk. Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

4.9 Accredited Investor Status. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

4.10 Restricted Securities. Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Purchaser understands that the Company is under no obligation to register any of the Shares sold hereunder.

4.11 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Purchaser or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser, its properties or assets, the effect of which would have a material adverse effect on Purchaser and its subsidiaries, taken as a whole, or materially impair or restrict Purchaser's power to perform its obligations as contemplated under the above-referenced instruments.

Section 5
Further Covenants and Agreements

5.1 Access; Information; Confidentiality. (a) Each party covenants and agrees, and shall cause each of its officers, employees, attorneys, accountants and other authorized representatives, to treat all information obtained or developed by them concerning the other party in strict confidence. (b) If at any time it is necessary that a party be furnished with additional information, documents or records relating to this Agreement in order properly to prepare or support its tax returns or other documents or reports required to be filed with governmental authorities or any securities exchanges or otherwise for any purpose in connection with the performance or discharge by the parties of their obligations hereunder, and such information, documents or records are in the possession or control of the other party, such other party agrees to use all reasonable efforts to furnish or make available such information, documents or records (or copies thereof).

5.2 Fees and Expenses. Each party shall bear its own expenses incurred in connection with the transactions contemplated hereby; provided, however, that Purchaser shall pay in full when due the reasonable legal fees of Seller in connection with this Agreement and the other Transaction Documents.

5.3 Indemnification. Each of Seller and Purchaser (the "Indemnifying Party") shall promptly protect, defend, indemnify and hold harmless the other party (the "Indemnified Party") against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) initiated by any third party, exceeding in the aggregate $2,000.00, and for which the Indemnified Party is held responsible, relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of the Indemnifying Party in any Transaction Document. Without limitation on the foregoing, Seller shall promptly protect, defend, indemnify and hold harmless Purchaser against all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) initiated by any third party, exceeding in the aggregate $2,000.00, and for which Purchaser is held responsible, relating to any Company liabilities incurred prior to January 1, 2005.

5.4 Public Announcements. Except to the extent otherwise required by law or the rules and regulations of the Securities and Exchange Commission, the parties hereto shall not, nor shall they permit the Corporation nor any of their respective parent, subsidiary of affiliated entities to, issue any press release or make any public statement with respect to this Agreement, the Employment Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, except for any press releases that may be mutually agreed to by the parties in writing.

Section 6
General Provisions

6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt through personal delivery, overnight courier, facsimile transmission, or U.S. first class mail, return receipt requested, to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to Purchaser:
  Waldrop Enterprises, Inc.
  95 Argonaut, Suite 240
Aliso Viejo, CA 92656
  Attention: William H. Waldrop and J. Wade Mezey
  Title: President and General Counsel
  Facsimile: (949) 716-0858

If to Seller:
The Phillip Lee Bonnell 2004 Trust
c/o Carlsmith Ball LLP
444 South Flower Street, 9th Floor
Los Angeles, CA 90071
Attn: Steve Bradford
   Facsimile: (213) 623-0032

6.2 Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

6.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to all the parties.

6.4 Entire Agreement. This Agreement (including, without limitation, the Recitals, Exhibits and any schedules hereof and hereto) contains the entire agreement between the parties hereto in connection with subject matter hereof and supersedes all prior agreements or understandings or communications (including, without limitation, any faxed or e-mailed communications) that they may have had regarding this Agreement or such subject matter, either oral or in writing. In this regard, the parties hereto specifically disavow and repudiate any other purported stock purchase agreement document which Phil Bonnell may have signed as a representative of Company as a purported party to such document. No variations, modifications, supplements, waivers, or changes shall be binding upon any party hereto unless set forth in a written agreement duly executed and delivered by such party.

6.5 Governing Law. This Agreement shall be governed, interpreted and enforced pursuant to the internal laws of the State of California, without reference to its conflicts of law principles. The parties hereto consent to the personal and subject matter jurisdiction of the Courts of the State of California and consent to venue, for all purposes, to be held in and for the County of Los Angeles.

6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Notwithstanding anything to the contrary, Purchaser may assign its rights hereunder to any affiliate, parent or subsidiary entity. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the befit of, and be enforceable by, the parties and their respective successors and assigns.

6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

6.8 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6.9 Prevailing Party. The non-prevailing party in any judicial proceeding arising out of or relating to this Agreement, including for breach, interpretation, or enforcement, shall be fully responsible for and pay the prevailing party's reasonable attorneys' fees, costs, and expenses, including, without limitation, those incurred preliminary to the institution of any such action or proceeding, which attorneys' fees, costs, or expenses awarded hereunder shall be included as part of any ruling, award or judgment, which sums, if desired by the prevailing party and permissible, shall be deemed items of cost. The parties hereto specifically agree that the determination of any attorney fee, cost or expense award permitted hereunder shall not be limited by any attorney fee schedule or method of computation of fees or definition of recoverable costs established by statute or court rule.

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date first written above.

"Purchaser"

Waldrop Enterprises, Inc.

By:
--------------------------------------------------------------
Name/Title: William H. Waldrop, President

By:
--------------------------------------------------------------
Name/Title: Joseph Wade Mezey, Secretary

"Seller"

The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

By:
--------------------------------------------------------------
Name/Title: Phillip Lee Bonnell, Trustee

The undersigned hereby disavows and repudiates as of January 1, 2005 any other purported stock purchase agreement document that Phil Bonnell may have signed as a representative of the undersigned:

Netword Publishing, Inc.

By:_______________________
Phil Bonnell, Chairman & CEO

Stock Purchase Agreement
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_________ _________
Initials  Initials
4825-3865-3952.6

Exhibit "A" to Stock Purchase Agreement

COPY OF LICENSE AGREEMENT

Stock Purchase Agreement
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_________ _________
Initials  Initials
4825-3865-3952.6

Exhibit "B" to Stock Purchase Agreement

COPY OF SHAREHOLDERS AGREEMENT

Stock Purchase Agreement
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_________ _________
Initials  Initials
4825-3865-3952.6

Exhibit "C" to Stock Purchase Agreement

COPY OF EMPLOYMENT AGREEMENT

Stock Purchase Agreement
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_________ _________
Initials  Initials
4825-3865-3952.6

Exhibit "D" to Stock Purchase Agreement

FORM OF SECURED PROMISSORY NOTE

Stock Purchase Agreement
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_________ _________
Initials  Initials
4825-3865-3952.6

Exhibit "E" to Stock Purchase Agreement

FORM OF STOCK PLEDGE AGREEMENT